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                                                                   Exhibit 10.35


                             AGREEMENT-IN-PRINCIPLE


May 15,1997

Mr. Wally Thompson
Director of Marketing
LIBERTY HEALTH
3500 Steeles Avenue East
Markham, Ontario L3R 0X4

Dear Mr. Thompson:

This letter shall serve as an agreement between the Tracker Corporation ("Tracker") and Liberty Health. The terms and conditions of this agreement are as follows:

1) Liberty Health will launch the Tracker promotion on June 23, 1997.

2) Tracker will supply Liberty Health with 60,000 labels mounted on carrier cards (buckslips) at a cost of $0.45 each and Liberty Health will ship one-label carrier card with each travel health policy. Tracker will warehouse buckslips.

3) Tracker and Liberty Health will mutually prepare and agree upon all graphics and copy for the above. Liberty Health will provide finished art to Tracker and Tracker will print and affix labels.

4) Tracker will offer two (2) coverage terms: One (1) year for annual policyholders and two (2) months for per-trip coverage policyholders. Liberty Health will be billed $0.74 per activated label for per-trip coverage policyholders and $2.22 per activated label for annual plan policyholders.

5) Liberty Health will modem transfer on a daily basis policyholder information to be linked to the Tracker label at the time of activation.
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6) Tracker will pay Liberty Health 10% of all revenues received from additional label sales and renewals. Tracker and Liberty Health will mutually agree on the content, frequency and channels used to communicate with Tracker members registered through this promotion.

7) Tracker will not offer its recovery service to any other provider of Individual Travel Health Insurance coverage in Canada for a period of one year.

8) All customer information acquired by Tracker through the Liberty Health promotion will be considered privileged. Tracker cannot and will not share this information with any third party unless it involves a police investigation.

We trust this agreement meets with your approval. Please sign on the appropriate line below.

We are looking forward to a long and prosperous business relationship.

Yours truly,





/s/ Gigi Lipton                                      /s/ Wally Thompson
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GIGI LIPTON                                          WALLY THOMPSON
VICE PRESIDENT                                       DIRECTOR OF MARKETING
INFORMATION SYSTEMS/                                 CONSUMERS AND SMALL
BUSINESS DEVELOPMENT                                 BUSINESS MARKETS




                                                     DATE  MAY 15/ 97
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